Exhibit 99.2

Quarterly Financial Supplement - 1Q 2018

Page #

Consolidated Financial Summary	1
Consolidated Income Statement Information	2
Consolidated Financial Information and Statistical Data	3
Consolidated Return on Average Common Equity and Regulatory Capital Information	4
Consolidated Loans and Lending Commitments	5
Institutional Securities Income Statement Information	6
Institutional Securities Financial Information and Statistical Data	7
Wealth Management Income Statement Information	8
Wealth Management Financial Information and Statistical Data	9
Investment Management Income Statement Information	10
Investment Management Financial Information and Statistical Data	11
U.S. Bank Supplemental Financial Information	12
End Notes	13 - 14
Definition of U.S. GAAP to Non-GAAP Measures and Performance Metrics	15 - 16
Legal Notice	17

Consolidated Financial Summary
(unaudited, dollars in millions, except for per share data)

	Quarter Ended			Percentage Change From:
	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Dec 31, 2017	Mar 31, 2017
Net revenues (1)
Institutional Securities	$6,100	$4,523	$5,152	35%	18%
Wealth Management	4,374	4,407	4,058	(1%)	8%
Investment Management	718	637	609	13%	18%
Intersegment Eliminations	(115)	(67)	(74)	(72%)	(55%)
Net revenues	$11,077	$9,500	$9,745	17%	14%

Income (loss) from continuing operations before tax
Institutional Securities	$2,112	$1,235	$1,730	71%	22%
Wealth Management	1,160	1,150	973	1%	19%
Investment Management	148	80	103	85%	44%
Intersegment Eliminations	0	6	2	*	*
Income (loss) from continuing operations before tax	$3,420	$2,471	$2,808	38%	22%

Net Income (loss) applicable to Morgan Stanley
Institutional Securities	$1,627	$357	$1,214	*	34%
Wealth Management	914	315	647	190%	41%
Investment Management	127	(35)	67	*	90%
Intersegment Eliminations	0	6	2	*	*
Net Income (loss) applicable to Morgan Stanley	$2,668	$643	$1,930	*	38%
Earnings (loss) applicable to Morgan Stanley common shareholders	$2,575	$473	$1,840	*	40%

Financial Metrics:

Earnings per basic share	$1.48	$0.27	$1.02	*	45%
Earnings per diluted share	$1.45	$0.26	$1.00	*	45%
Earnings per diluted share excluding intermittent net discrete tax provision / benefit (2)(3)	$1.45	$0.84	$1.01	73%	44%

Return on average common equity	14.9%	2.7%	10.7%
Return on average common equity excluding intermittent net discrete tax provision / benefit (2)(3)	14.9%	8.6%	10.7%

Return on average tangible common equity	17.2%	3.1%	12.3%
Return on average tangible common equity excluding intermittent net discrete tax provision / benefit (2)(3)	17.2%	9.8%	12.4%

Book value per common share	$39.19	$38.52	$37.48
Tangible book value per common share	$34.04	$33.46	$32.49

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Consolidated Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Dec 31, 2017	Mar 31, 2017
Revenues:
Investment banking	$1,634	$1,548	$1,545	6%	6%
Trading	3,770	2,246	3,235	68%	17%
Investments	126	325	165	(61%)	(24%)
Commissions and fees	1,173	1,064	1,033	10%	14%
Asset management	3,192	3,102	2,767	3%	15%
Other	207	220	229	(6%)	(10%)
Total non-interest revenues	10,102	8,505	8,974	19%	13%

Interest income	2,860	2,586	1,965	11%	46%
Interest expense	1,885	1,591	1,194	18%	58%
Net interest	975	995	771	(2%)	26%
Net revenues (1)	11,077	9,500	9,745	17%	14%
Non-interest expenses:
Compensation and benefits	4,914	4,279	4,466	15%	10%

Non-compensation expenses:
Occupancy and equipment	336	339	327	(1%)	3%
Brokerage, clearing and exchange fees	627	537	509	17%	23%
Information processing and communications	478	471	428	1%	12%
Marketing and business development	140	190	136	(26%)	3%
Professional services	510	547	527	(7%)	(3%)
Other	652	666	544	(2%)	20%
Total non-compensation expenses (1)	2,743	2,750	2,471	--	11%

Total non-interest expenses	7,657	7,029	6,937	9%	10%

Income (loss) from continuing operations before taxes	3,420	2,471	2,808	38%	22%
Income tax provision / (benefit) from continuing operations (2)(3)	714	1,810	815	(61%)	(12%)
Income (loss) from continuing operations	2,706	661	1,993	*	36%
Gain (loss) from discontinued operations after tax	(2)	2	(22)	*	91%
Net income (loss)	$2,704	$663	$1,971	*	37%
Net income applicable to nonredeemable noncontrolling interests	36	20	41	80%	(12%)
Net income (loss) applicable to Morgan Stanley	2,668	643	1,930	*	38%
Preferred stock dividend / Other	93	170	90	(45%)	3%
Earnings (loss) applicable to Morgan Stanley common shareholders	$2,575	$473	$1,840	*	40%

Pre-tax profit margin	31%	26%	29%
Compensation and benefits as a % of net revenues	44%	45%	46%
Non-compensation expenses as a % of net revenues	25%	29%	25%
Firm expense efficiency ratio	69%	74%	71%
Effective tax rate from continuing operations (2)(3)	20.9%	73.2%	29.0%

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Consolidated Financial Information and Statistical Data
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Dec 31, 2017	Mar 31, 2017

Regional revenues
Americas	$8,018	$7,150	$7,088	12%	13%
EMEA (Europe, Middle East, Africa)	1,708	1,294	1,489	32%	15%
Asia	1,351	1,056	1,168	28%	16%
Consolidated net revenues	$11,077	$9,500	$9,745	17%	14%

Balance sheet
Deposits	$160,424	$159,436	$152,109	1%	5%
Total Assets	$859,525	$851,733	$832,391	1%	3%
Global liquidity reserve	$206,463	$192,660	$197,647	7%	4%
Long-term debt outstanding	$193,708	$191,063	$172,688	1%	12%
Maturities of long-term debt outstanding (next 12 months)	$23,036	$23,870	$23,239	(3%)	(1%)

Common equity	$69,514	$68,871	$69,404	1%	--
Less: Goodwill and intangible assets	(9,129)	(9,042)	(9,229)	1%	(1%)
Tangible common equity	$60,385	$59,829	$60,175	1%	--

Preferred equity	$8,520	$8,520	$8,520	--	--

Period end common shares outstanding (millions)	1,774	1,788	1,852	(1%)	(4%)
Average common shares outstanding (millions)
Basic	1,740	1,752	1,801	(1%)	(3%)
Diluted	1,771	1,796	1,842	(1%)	(4%)

Worldwide employees	57,810	57,633	55,607	--	4%

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Consolidated Return on Average Common Equity and Regulatory Capital Information
(unaudited)

	Quarter Ended
	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017
Average Common Equity (billions)
Institutional Securities	$40.8	$40.2	$40.2
Wealth Management	16.8	17.2	17.2
Investment Management	2.6	2.4	2.4
Parent	8.8	10.2	9.2
Firm	$69.0	$70.0	$69.0

Return on average Common Equity (1)
Institutional Securities	15%	2%	11%
Wealth Management	21%	7%	15%
Investment Management	19%	*	11%
Firm	15%	3%	11%

Return on average Tangible Common Equity (2)(3)
Institutional Securities	15%	2%	12%
Wealth Management	39%	12%	27%
Investment Management	30%	*	16%
Firm	17%	3%	12%

Regulatory Capital (millions) (4)

Common Equity Tier 1 capital (Fully Phased-in)	$60,529	$60,564	$59,554
Tier 1 capital (Fully Phased-in)	$69,179	$69,120	$68,297

Standardized Approach (Fully Phased-in)
Risk-weighted assets	$389,199	$377,241	$355,668
Common Equity Tier 1 capital ratio	15.6%	16.1%	16.7%
Tier 1 capital ratio	17.8%	18.3%	19.2%
Tier 1 leverage ratio	8.2%	8.2%	8.4%

Advanced Approach (Fully Phased-in)
Risk-weighted assets	$376,542	$358,324	$358,642
Common Equity Tier 1 capital ratio	16.1%	16.9%	16.6%
Tier 1 capital ratio	18.4%	19.3%	19.0%
Supplementary Leverage Ratio	6.3%	6.4%	6.4%

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Consolidated Loans and Lending Commitments
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Dec 31, 2017	Mar 31, 2017

Institutional Securities

Corporate loans (1)	$12.6	$12.5	$14.3	1%	(12%)

Corporate lending commitments (2)	100.6	83.0	83.7	21%	20%

Corporate Loans and Lending Commitments (3)	113.2	95.5	98.0	19%	16%

Other loans	40.0	34.5	28.3	16%	41%

Other lending commitments	8.2	9.6	5.0	(15%)	64%

Other Loans and Lending Commitments (4)	48.2	44.1	33.3	9%	45%

Institutional Securities Loans and Lending Commitments (5)	$161.4	$139.6	$131.3	16%	23%

Wealth Management

Loans	68.3	67.9	61.6	1%	11%

Lending commitments	10.4	9.4	8.7	11%	20%

Wealth Management Loans and Lending Commitments (6)	$78.7	$77.3	$70.3	2%	12%

Consolidated Loans and Lending Commitments (7)	$240.1	$216.9	$201.6	11%	19%

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Institutional Securities
Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Dec 31, 2017	Mar 31, 2017
Revenues:
Investment banking	$1,513	$1,437	$1,417	5%	7%
Trading	3,643	2,054	3,012	77%	21%
Investments	49	213	66	(77%)	(26%)
Commissions and fees	744	622	620	20%	20%
Asset management	110	91	91	21%	21%
Other	136	188	173	(28%)	(21%)
Total non-interest revenues	6,195	4,605	5,379	35%	15%

Interest income	1,804	1,589	1,124	14%	60%
Interest expense	1,899	1,671	1,351	14%	41%
Net interest	(95)	(82)	(227)	(16%)	58%
Net revenues (1)	6,100	4,523	5,152	35%	18%

Compensation and benefits	2,160	1,556	1,870	39%	16%
Non-compensation expenses (1)	1,828	1,732	1,552	6%	18%
Total non-interest expenses	3,988	3,288	3,422	21%	17%

Income (loss) from continuing operations before taxes	2,112	1,235	1,730	71%	22%
Income tax provision / (benefit) from continuing operations (2)	449	861	459	(48%)	(2%)
Income (loss) from continuing operations	1,663	374	1,271	*	31%
Gain (loss) from discontinued operations after tax	(2)	2	(22)	*	91%
Net income (loss)	1,661	376	1,249	*	33%
Net income applicable to nonredeemable noncontrolling interests	34	19	35	79%	(3%)
Net income (loss) applicable to Morgan Stanley	$1,627	$357	$1,214	*	34%

Pre-tax profit margin	35%	27%	34%
Compensation and benefits as a % of net revenues	35%	34%	36%

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Institutional Securities
Financial Information and Statistical Data
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Dec 31, 2017	Mar 31, 2017
Investment Banking
Advisory revenues	$574	$522	$496	10%	16%
Underwriting revenues
Equity	421	416	390	1%	8%
Fixed income	518	499	531	4%	(2%)
Total underwriting revenues	939	915	921	3%	2%

Total investment banking revenues	$1,513	$1,437	$1,417	5%	7%

Sales & Trading
Equity	$2,558	$1,920	$2,016	33%	27%
Fixed Income	1,873	808	1,714	132%	9%
Other	(29)	(43)	(234)	33%	88%

Total sales & trading net revenues	$4,402	$2,685	$3,496	64%	26%

Investments & Other
Investments	$49	$213	$66	(77%)	(26%)
Other	136	188	173	(28%)	(21%)
Total investments & other revenues	$185	$401	$239	(54%)	(23%)

Institutional Securities net revenues (1)	$6,100	$4,523	$5,152	35%	18%

Average Daily 95% / One-Day Value-at-Risk ("VaR")
Primary Market Risk Category ($ millions, pre-tax)
Interest rate and credit spread	$35	$29	$30
Equity price	$14	$13	$15
Foreign exchange rate	$9	$8	$11
Commodity price	$9	$8	$8

Aggregation of Primary Risk Categories	$42	$35	$39

Credit Portfolio VaR	$10	$9	$15

Trading VaR	$46	$38	$44

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Wealth Management
Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Dec 31, 2017	Mar 31, 2017
Revenues:
Investment banking	$140	$128	$145	9%	(3%)
Trading	109	191	238	(43%)	(54%)
Investments	0	0	1	--	*
Commissions and fees	498	471	440	6%	13%
Asset management	2,495	2,463	2,184	1%	14%
Other	63	77	56	(18%)	13%
Total non-interest revenues	3,305	3,330	3,064	(1%)	8%

Interest income	1,280	1,243	1,079	3%	19%
Interest expense	211	166	85	27%	148%
Net interest	1,069	1,077	994	(1%)	8%
Net revenues	4,374	4,407	4,058	(1%)	8%

Compensation and benefits	2,450	2,420	2,317	1%	6%
Non-compensation expenses	764	837	768	(9%)	(1%)
Total non-interest expenses	3,214	3,257	3,085	(1%)	4%

Income (loss) from continuing operations before taxes	1,160	1,150	973	1%	19%
Income tax provision / (benefit) from continuing operations (1)	246	835	326	(71%)	(25%)
Income (loss) from continuing operations	914	315	647	190%	41%
Gain (loss) from discontinued operations after tax	-	-	-	--	--
Net income (loss)	914	315	647	190%	41%
Net income applicable to nonredeemable noncontrolling interests	-	-	-	--	--
Net income (loss) applicable to Morgan Stanley	$914	$315	$647	190%	41%

Pre-tax profit margin	27%	26%	24%
Compensation and benefits as a % of net revenues	56%	55%	57%

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Wealth Management
Financial Information and Statistical Data
(unaudited)

	Quarter Ended			Percentage Change From:
	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Dec 31, 2017	Mar 31, 2017

Wealth Management Metrics

Wealth Management representatives	15,682	15,712	15,777	--	(1%)

Annualized revenue per representative (000's)	$1,115	$1,120	$1,029	--	8%

Client assets (billions)	$2,371	$2,373	$2,187	--	8%
Client assets per representative (millions)	$151	$151	$139	--	9%
Client liabilities (billions)	$80	$80	$74	--	8%

Fee-based asset flows (billions)	$18.2	$20.9	$18.8	(13%)	(3%)
Fee-based client account assets (billions)	$1,058	$1,045	$927	1%	14%
Fee-based assets as a % of client assets	45%	44%	42%

Retail locations	595	597	599	--	(1%)

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Investment Management
Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Dec 31, 2017	Mar 31, 2017
Revenues:
Investment banking	$-	$-	$-	--	--
Trading	5	(1)	(11)	*	*
Investments (1)	77	112	98	(31%)	(21%)
Commissions and fees	0	0	0	--	--
Asset management	626	572	517	9%	21%
Other	10	(46)	4	*	150%
Total non-interest revenues	718	637	608	13%	18%

Interest income	1	1	1	--	--
Interest expense	1	1	0	--	*
Net interest	0	0	1	--	*
Net revenues (2)	718	637	609	13%	18%

Compensation and benefits	304	303	279	--	9%
Non-compensation expenses (2)	266	254	227	5%	17%
Total non-interest expenses	570	557	506	2%	13%

Income (loss) from continuing operations before taxes	148	80	103	85%	44%
Income tax provision / (benefit) from continuing operations (3)	19	114	30	(83%)	(37%)
Income (loss) from continuing operations	129	(34)	73	*	77%
Gain (loss) from discontinued operations after tax	0	0	0	--	--
Net income (loss)	129	(34)	73	*	77%
Net income applicable to nonredeemable noncontrolling interests	2	1	6	100%	(67%)
Net income (loss) applicable to Morgan Stanley	$127	$(35)	$67	*	90%

Pre-tax profit margin	21%	13%	17%
Compensation and benefits as a % of net revenues	42%	48%	46%

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Investment Management
Financial Information and Statistical Data
(unaudited)

	Quarter Ended			Percentage Change From:
	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Dec 31, 2017	Mar 31, 2017

Assets under management or supervision (billions)

Net flows by asset class (1)
Equity	$2.3	$1.5	$-	53%	*
Fixed Income	(0.7)	2.3	-	*	*
Alternative / Other	(0.1)	0.9	1.8	*	*
Long-Term Net Flows	1.5	4.7	1.8	(68%)	(17%)

Liquidity	(19.4)	19.2	(10.0)	*	(94%)

Total net flows	$(17.9)	$23.9	$(8.2)	*	(118%)

Assets under management or supervision by asset class (2)
Equity	$109	$105	$87	4%	25%
Fixed Income	72	73	62	(1%)	16%
Alternative / Other	131	128	119	2%	10%
Long‐Term Assets Under Management or Supervision	312	306	268	2%	16%

Liquidity	157	176	153	(11%)	3%

Total Assets Under Management or Supervision	$469	$482	$421	(3%)	11%
Share of minority stake assets	$7	$7	$7	--	--

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

U.S. Bank Supplemental Financial Information
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Dec 31, 2017	Mar 31, 2017

U.S. Bank assets (1)	$188.3	$185.3	$174.0	2%	8%

U.S. Bank deposits (1)	$160.1	$159.1	$151.4	1%	6%

U.S. Bank investment securities portfolio (2)	$61.1	$59.5	$62.6	3%	(2%)

Wealth Management U.S. Bank Data
Securities-based lending and other loans	$41.7	$41.2	$36.6	1%	14%
Residential real estate loans	26.6	26.7	25.0	--	6%
Total Securities-based and residential loans	$68.3	$67.9	$61.6	1%	11%

Institutional Securities U.S. Bank Data
Corporate Lending	$7.0	$6.8	$6.1	3%	15%
Other Lending:
Corporate loans	20.4	17.4	13.1	17%	56%
Wholesale real estate and other loans	12.4	12.2	10.3	2%	20%
Total other loans	$32.8	$29.6	$23.4	11%	40%
Total corporate and other loans	$39.8	$36.4	$29.5	9%	35%

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

End Notes

Pages 1 & 2:
(1)
Effective January 1, 2018, the Firm adopted new accounting guidance related to Revenue from Contracts with Customers, which among other things, requires a gross presentation of certain costs that were previously netted against net revenues. As a result, the Firm recorded an increase to net revenues and non-compensation expenses of $79 million, of which $72 million was reported in the Institutional Securities segment and $23 million in the Investment Management segment. In addition, the Firm included an intersegment elimination of $(16) million related to intercompany activity. This change in presentation did not have an impact on net income. Prior periods have not been restated pursuant to this guidance.

(2)
The income tax consequences related to share-based payments are recognized in Provision for income taxes in the consolidated income statement, and may be either a benefit or a provision.  Conversion of employee share-based awards to Firm shares will primarily occur in the first quarter of each year.  The impact of recognizing excess tax benefits upon conversion of awards for the quarters ended March 31, 2018 and March 31, 2017 were $147 million and $112 million, respectively.

(3)
The quarter ended December 31, 2017 included an intermittent net discrete tax provision of approximately $1.2 billion as a result of the enactment of the Tax Cuts and Jobs Act (the “Tax Act”), partially offset by an approximate $168 million intermittent net discrete tax benefit primarily associated with the remeasurement of reserves and related interest relating to the status of multi‐year Internal Revenue Service (IRS) tax examinations.  This resulted in an aggregate intermittent net discrete tax provision of $1.03 billion for the fourth quarter of 2017.  The quarter ended March 31, 2017 included an intermittent discrete tax provision of $14 million primarily resulting from the remeasurement of certain deferred tax assets.

	The following sets forth the impact of excluding the intermittent net discrete tax items from earnings per diluted share, return on average common equity and return on average tangible common equity:
		4Q17	1Q17
	Earnings per diluted share impact	$ (0.58)	$ (0.01)
	Return on average common equity impact	(5.9)%	0.0%
	Return on average tangible common equity impact	(6.7)%	(0.1)%

The exclusions for intermittent net discrete tax provisions and benefits reflected above do not include the recurring-type discrete tax benefits associated with the accounting guidance related to employee share‐based payments as we anticipate conversion activity each year.

Page 4:
(1)	Return on average common equity excluding net intermittent discrete tax provision / benefit:
4Q17: Firm: 9%; ISG: 7%; WM: 16%; IM: 11%
1Q17: Firm: 11%; ISG: 11%; WM: 15%; IM: 12%
(2)
Segment average tangible common equity equals average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction.   The segment adjustments are as follows:

1Q18: ISG: $641mm; WM: $7,604mm; IM: $950mm
4Q17: ISG: $622mm; WM: $7,872mm; IM: $779mm
1Q17: ISG: $622mm; WM: $7,872mm; IM: $779mm
(3)	Return on average tangible common equity excluding net intermittent discrete tax provision / benefit:
1Q18: Firm: 17%; ISG: 15%; WM: 39%; IM: 29%
4Q17: Firm: 10%; ISG: 8%; WM: 29%; IM: 16%
1Q17: Firm: 12%; ISG: 12%; WM: 27%; IM: 17%
(4)
Commencing January 1, 2018, regulatory compliance is based on risk-based capital ratios calculated under a fully phased-in approach.  Prior to that date, such capital ratios were determined based on transitional rules.  The fully phased-in risk-based capital ratios provided for periods prior to 2018 were pro-forma estimates.  For information on the calculation of regulatory capital and ratios for prior periods, please refer to Part II, Item 7 "Liquidity and Capital Resources - Regulatory Requirements" in the Firm's Annual Report on Form 10-K for the year ended December 31, 2017.

Page 5:
(1)	For the quarters ended March 31, 2018, December 31, 2017 and March 31, 2017, the percentage of Institutional Securities corporate loans by credit rating was as follows:
- % investment grade: 42%, 39% and 31%
- % non-investment grade: 58%, 61% and 69%
(2)	For the quarters ended March 31, 2018, December 31, 2017 and March 31, 2017, the percentage of Institutional Securities corporate lending commitments by credit rating was as follows:
- % investment grade: 72%, 72% and 70%
- % non-investment grade: 28%, 28% and 30%
(3)
At March 31, 2018, December 31, 2017 and March 31, 2017, the event-driven portfolio of loans and lending commitments to non-investment grade borrowers were $14.1 billion, $9.7 billion and $13.9 billion, respectively.

End Notes

Page 5 (continued):
(4)
The Institutional Securities business segment engages in other lending activity.  These activities include commercial and residential mortgage lending, asset-backed lending, corporate loans purchased in the secondary market and financing extended to equities and commodities customers and municipalities.

(5)
For the quarters ended March 31, 2018, December 31, 2017 and March 31, 2017, Institutional Securities recorded a provision (release) for credit losses of $19 million, $(22) million and $21 million, respectively, related to loans. For the quarters ended March 31, 2018, December 31, 2017 and March 31, 2017, a provision for credit losses of $7 million, $18 million and $3 million was recorded, respectively, related to lending commitments.

(6)	For the quarters ended March 31, 2018, December 31, 2017 and March 31, 2017, there was no material provision recorded by Wealth Management related to loans or lending commitments.
(7)
For the quarters ended March 31, 2018, December 31, 2017 and March 31, 2017, Investment Management reflected loan balances of $1.2 billion, $27 million and $24 million, respectively, which are not included in the Consolidated Loans and Lending Commitments balance.  For the quarter ended March 31, 2018, Investment Management reflected lending commitments of $187 million.

Page 6:
(1)
Effective January 1, 2018, the Firm adopted new accounting guidance related to Revenue from Contracts with Customers, which among other things, requires a gross presentation of certain costs that were previously netted against net revenues.  As a result, the Instutional Securities segment recorded an increase to net revenues and non-compensation expenses of $72 million.  This change in presentation did not have an impact on net income.  Prior periods have not been restated pursuant to this guidance.

(2)
For the quarter ended December 31, 2017, the Institutional Securities segment recorded an aggregate intermittent net discrete tax provision of $531 million, comprised of an approximate $705 million intermittent net discrete tax provision as a result of the enactment of the Tax Act, primarily from the remeasurement of certain net deferred tax assets using the lower enacted corporate tax rate, partially offset by an approximate $174 million intermittent net discrete tax benefit primarily associated with the remeasurement of reserves and related interest relating to the status of multi-year IRS tax examinations.

Page 7:
(1)
Effective January 1, 2018, the Firm adopted new accounting guidance related to Revenue from Contracts with Customers, which among other things, requires a gross presentation of certain costs that were previously netted against net revenues.  As a result, the Instutional Securities segment recorded an increase to net revenues and non-compensation expenses of $72 million.  This change in presentation did not have an impact on net income.  Prior periods have not been restated pursuant to this guidance.

Page 8:
(1)
For the quarter ended December 31, 2017, the Wealth Management segment recorded an intermittent net discrete tax provision of $402 million as a result of the enactment of the Tax Act, primarily from the remeasurement of certain net deferred tax assets using the lower enacted corporate tax rate.

Page 10:
(1)
Includes investment gains or losses for certain funds included in the Firm's consolidated financial statements for which the limited partnership interests in these gains or losses were reported in net income (loss) applicable to noncontrolling interests.

(2)
Effective January 1, 2018, the Firm adopted new accounting guidance related to Revenue from Contracts with Customers, which among other things, requires a gross presentation of certain costs that were previously netted against net revenues.  As a result, the Investment Management segment recorded an increase to net revenues and non-compensation expenses of $23 million.  This change in presentation did not have an impact on net income.  Prior periods have not been restated pursuant to this guidance.

(3)
For the quarter ended December 31, 2017, the Investment Management segment recorded an aggregate intermittent net discrete tax provision of $100 million, primarily comprised of an approximate $94 million intermittent net discrete tax provision as a result of the enactment of the Tax Act, primarily from the remeasurement of certain net deferred tax assets using the lower enacted corporate tax rate.

Page 11:
(1)	Net Flows by region for the quarters ended March 31, 2018, December 31, 2017 and March 31, 2017 were:
North America: $(19.8) billion, $14.1 billion and $(16.6) billion
International: $1.9 billion, $9.8 billion and $8.4 billion
(2)	Assets under management or supervision by region for the quarters ended March 31, 2018, December 31, 2017 and March 31, 2017 were:
North America: $270 billion, $286 billion and $259 billion
International: $199 billion, $196 billion and $162 billion

Page 12:
(1)	U.S. Bank assets and deposits exclude balances between Bank subsidiaries as well as deposits from the Parent. For U.S. Bank assets all periods have been recast to conform to this presentation.
(2)
For the quarters ended March 31, 2018, December 31, 2017 and March 31, 2017, the U.S. Bank investment securities portfolio included held to maturity investment securities of $18.0 billion, $17.5 billion and $14.1 billion, respectively.

Definition of U.S. GAAP to Non-GAAP Measures

(a)
The Firm prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP).  From time to time, Morgan Stanley may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise.  The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP.  Non-GAAP financial measures disclosed by Morgan Stanley are provided as additional information to investors and analysts in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition, operating results, or prospective regulatory capital requirements.  These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies.  Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable U.S. GAAP financial measure.  In addition to the following notes, please also refer to the Firm's Annual Report on Form 10-K for the year ended December 31, 2017.

(b)
The following are considered non-GAAP financial measures that the Firm considers useful for investors to allow better comparability of operating performance.  These measures are calculated as follows:
- The earnings per diluted share amounts, excluding intermittent net discrete tax provision / benefit represent net income (loss) applicable to Morgan Stanley, adjusted for the impact of the intermittent net discrete tax provision / benefit, less preferred dividends divided by the average number of diluted shares outstanding.
- The annualized return on average common equity and annualized return on average tangible common equity equals annualized net income applicable to Morgan Stanley for the quarter less preferred dividends as a percentage of average common equity and average tangible common equity, respectively.
- The annualized return on average common equity and the annualized return on average tangible common equity excluding intermittent net discrete tax provision / benefit is adjusted in both the numerator and the denominator to exclude the intermittent net  discrete tax provision / benefit.
- Tangible common equity equals common equity less goodwill and intangible assets net of allowable mortgage servicing rights deduction.
- Tangible book value per common share equals tangible common equity divided by period end common shares outstanding.
- Pre-tax profit margin percentages represent income from continuing operations before income taxes as percentages of net revenues.

(c)
Regulatory compliance was determined based on the risk-based capital ratios calculated under the transitional rules until December 31, 2017.  The fully phased-in Common Equity Tier 1 risk-based capital ratios and fully phased-in Supplementary Leverage Ratio provided prior to 2018 were pro-forma estimates which represent non-GAAP financial measures that the Firm considers to be useful measures for evaluating compliance with new regulatory capital requirements that had not yet become effective.  Supplementary leverage ratio equals fully phased-in Tier 1 capital divided by the fully phased-in total supplementary leverage exposure.  For information on the calculation of regulatory capital and ratios for prior periods, please refer to Part II, Item 7 "Liquidity and Capital Resources-Regulatory Requirements" in the Firm's Annual Report on Form 10-K for the year ended December 31, 2017.

Definition of Performance Metrics

(a)
The Firm calculates earnings per share using the two-class method as described under the accounting guidance for earnings per share.  For further discussion of the Firm's earnings per share calculations, see Note 16 to the consolidated financial statements in the Firm's Annual Report on Form 10-K for the year ended December 31, 2017 (2017 Form 10-K).

(b)	Book value per common share equals common equity divided by period end common shares outstanding.
(c)	Preferred stock dividend / Other includes allocation of earnings to Participating Restricted Stock Units (RSUs).
(d)	The Firm expense efficiency ratio represents total non‐interest expenses as a percentage of net revenues.
(e)
Firmwide regional revenues reflect the Firm's consolidated net revenues on a managed basis.  Further discussion regarding the geographic methodology for net revenues is disclosed in Note 21 to the consolidated financial statements included in the Firm's 2017 Form 10-K.

(f)
The global liquidity reserve, which is held within the bank and non-bank operating subsidiaries, is comprised of highly liquid and diversified cash and cash equivalents and unencumbered securities. Eligible unencumbered securities include U.S. government securities, U.S. agency securities, U.S. agency mortgage-backed securities, non-U.S. government securities and other highly liquid investment grade securities.

(g)	The Firm's goodwill and intangible balances utilized in the calculation of tangible common equity are net of allowable mortgage servicing rights deduction.
(h)
The Firm's capital estimation and attribution to the business segments are based on the Required Capital framework, an internal capital adequacy measure. This framework is a risk-based and leverage use-of-capital measure, which is compared with the Firm's regulatory capital to ensure that the Firm maintains an amount of going concern capital after absorbing potential losses from stress events, where applicable, at a point in time.  The Firm defines the difference between its total average common equity and the sum of the average common equity amounts allocated to its business segments as Parent equity.  The common equity estimation and attribution to the business segments is based on the Firm's fully phased-in regulatory capital requirements.  The amount of capital allocated to the business segments is generally set at the beginning of the year, and will remain fixed throughout the year until the next annual reset unless a significant business change occurs (e.g., acquisition or disposition).  The Required Capital framework is expected to evolve over time in response to changes in the business and regulatory environment and to incorporate enhancements in modeling techniques.  For further discussion of the framework, refer to Part II, Item 7 "Liquidity and Capital Resources—Regulatory Requirements" in the Firm's Annual Report on Form 10-K for the year ended December 31, 2017.

(i)
Segment return on average tangible common equity equals annualized net income applicable to Morgan Stanley for each segment, less preferred dividend allocation, divided by average tangible common equity for each respective segment.  The segment adjustments to common equity to derive segment average tangible common equity are generally set at the beginning of the year, and will remain fixed throughout the year until the next annual reset unless a significant business change occurs (e.g., acquisition or disposition).

(j)
The Firm's risk-based capital ratios for purposes of determining regulatory compliance are the lower of the capital ratios computed under the (i) standardized approaches for calculating credit risk and market risk risk-weighted assets (RWAs) (the “Standardized Approach”); and (ii) applicable advanced approaches for calculating credit risk, market risk and operational risk RWAs (the “Advanced Approach”).  At March 31, 2018, the Firm's ratio is based on the Standardized Approach fully phased-in rules.  Regulatory compliance was determined based on capital ratios calculated under transitional rules until December 31, 2017.  For information on the calculation of regulatory capital and ratios for prior periods, please refer to Part II, Item 7 "Liquidity and Capital Resources—Regulatory Requirements" in the Firm's 2017 Form 10-K.

(k)
Institutional Securities net income applicable to noncontrolling interests primarily represents the allocation to Mitsubishi UFJ Financial Group, Inc. of Morgan Stanley MUFG Securities Co., Ltd., which the Firm consolidates.

(l)	Institutional Securities discontinued operations primarily includes after-tax losses related to Saxon, which became a discontinued operation in 2011.
(m)
VaR represents the loss amount that one would not expect to exceed, on average, more than five times every one hundred trading days in the Firm's trading positions if the portfolio were held constant for a one-day period. Further discussion of the calculation of VaR and the limitations of the Firm's VaR methodology, is disclosed in Part II, Item 7A "Quantitative and Qualitative Disclosures about Market Risk" included in the Firm's 2017 Form 10-K.

(n)	Annualized revenue per Wealth Management representative is defined as annualized revenue divided by average representative headcount.
(o)	Client assets per Wealth Management representative represents total client assets divided by period end representative headcount.
(p)	Wealth Management client liabilities reflect U.S. Bank lending and broker dealer margin activity.
(q)	Wealth Management fee-based client account assets represent the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.
(r)	Wealth Management fee-based asset flows include net new fee-based assets, net account transfers, dividends, interest, and client fees and exclude institutional cash management related activity.
(s)	Investment Management Alternative/Other asset class includes products in Fund of Funds, Real Estate, Private Equity and Credit strategies, as well as Multi-Asset portfolios.
(t)
Investment Management net flows include new commitments, investments or reinvestments, net of client redemptions, returns of capital post-fund investment period and dividends not reinvested; and excludes the impact of the transition of funds from their commitment period to the invested capital period.

(u)	The share of minority stake assets represents Investment Management's proportional share of assets managed by entities in which it owns a minority stake.
(v)
U.S. Bank refers to the Firm's U.S. Bank operating subsidiaries Morgan Stanley Bank, N.A. and Morgan Stanley Private Bank, National Association and excludes balances between Bank subsidiaries as well as deposits from the Parent.

(w)
The Institutional Securities U.S. Bank other lending data includes activities related to commercial and residential mortgage lending, asset-backed lending, corporate loans purchased in the secondary market, financing extended to equities and commodities customers, and loans to municipalities.

Legal Notice

This Financial Supplement contains financial, statistical and business-related information, as well as business and segment trends.
The information should be read in conjunction with the Firm's first quarter earnings press release issued April 18, 2018.